UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2023

Vontier Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39483	84-2783455
(Commission File Number)	(IRS Employer Identification No.)

5438 Wade Park Boulevard, Suite 600
Raleigh, NC	27607
(Address of Principal Executive Offices)	(Zip Code)

(984) 275-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	VNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 1, 2023, the Board of Directors (the “Board”) of Vontier Corporation (the “Company”) approved an increase in the size of the Board from eight to nine members and appointed Mr. David Foulkes to the Board as a Class I director. In accordance with the Company’s Amended and Restated Certificate of Incorporation, as a Class I director, Mr. Foulkes’s term will expire on the date of the Company’s 2024 annual meeting of stockholders, or upon the director’s earlier death, resignation or removal.

As a non-employee director, Mr. Foulkes will receive the same compensation paid to other non-employee directors, which is described under the caption “Director Compensation—Summary of Director Compensation” in the Company’s Proxy Statement for its 2022 annual meeting filed on April 8, 2022. Mr. Foulkes has also entered into an indemnification agreement with the Company, the Form of which is disclosed as Exhibit 10.27 to the Company’s Registration Statement on Form 10, filed on September 21, 2020, which is incorporated by reference herein.

In connection with the appointment of Mr. Foulkes, the Board determined that Mr. Foulkes is independent within the meaning of the listing standards of the New York Stock Exchange.

There are no arrangements or understandings between Mr. Foulkes and any other person pursuant to which he was selected as a director of the Company.

There are no transactions involving Mr. Foulkes that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONTIER CORPORATION

Date: January 26, 2023	By:	/s/ Courtney Kamlet
Name: Courtney Kamlet
Title: Vice President, Group General Counsel and Corporate Secretary